Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Encana Corporation’s Registration Statement (No. 333-188758) on Form S-8 of our report dated June 24, 2019, appearing in the annual report on Form 11-K of Encana (USA) Retirement Plan for the year ended December 31, 2018.

/s/ Plante & Moran, PLLC

Denver, CO

June 24, 2019